September 8, 1999

<<CONTACT>>
<<TITLE>>
<<COMPANY_NAME>>
<<ADDRESS1>>
<<ADDRESS2>>
<<ADDRESS3>>
<<CITY>> <<STATE>> <<ZIPCODE>>
                                                        Re: Plan Number -
                                  <<PLAN>><<AutoMergeField>><<COMPANION>>

Dear <<SALUTATION>>:

I am writing to inform you of an upcoming proxy vote regarding a Prudential Mutual Fund offered through your retirement plan. On October 7, 1999, a special shareholders meeting will be held to vote on a proposal to merge the Prudential Intermediate Global Income Fund, Inc. into the Prudential Global Total Return Fund, Inc.

For your information, we have enclosed a copy of the proxy statement and other supporting materials we have sent to voting plan participants. The proxy statement contains specific information concerning the proposed fund merger to be voted upon.

Prudential remains dedicated to meeting the retirement planning needs of your participants. As always, if you have any questions or need further information regarding this matter, please contact your Account Executive, <<REP>> at <<REP_PHONE>>. Thank you.

Sincerely,



Enclosures


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